EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, V.P., CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES AGREEMENT FOR THE SALE OF ITS
AIRLINE PRODUCTS BUSINESS

HOUSTON – December 7, 2004 – Stewart & Stevenson Services, Inc. (NYSE:SVC) announced that it has entered into a definitive agreement to sell substantially all of the assets of its Airline Products business headquartered in Marietta, Georgia to Jacobson Partners, a New York private equity firm.  The consideration for the acquired assets will be $60 million in cash, certain deferred consideration and the assumption of specified liabilities.

Max L. Lukens, Chief Executive Officer, stated, “We are pleased to have entered into this agreement with Jacobson Partners and we anticipate a timely closing and a smooth transition to the new owners.  The efforts of Phil Joy and his team to continue to improve this business during difficult times and provide the opportunity for a new owner to grow the business are greatly appreciated.”

The sale is expected to close in January subject to receipt of required regulatory approvals and   other customary conditions to closing.  The Airline Products segment was reflected as a discontinued operation in the Company’s third quarter financial results which were recently released.

Stewart & Stevenson TUG, located in Marietta, Georgia, is an industry leader in aviation ground support equipment (“GSE”), manufacturing cargo and baggage loaders, aircraft tow tractors, air start units, air conditioning units, and belt loaders, all designed for lower lifecycle costs and to meet environmental regulations.  With many electronically powered models available and newer models being developed, TUG has retained its industry leading position by offering cost-effective Zero Emission GSE solutions.  TUG is a recognized name in the industry and its products and services are utilized at commercial airports around the world, in military installations and in some industrial applications.  For more information on Stewart & Stevenson TUG  visit  www.ssss.com/sstug.

W.Y. Campbell & Company is serving as financial advisor to the Company on this transaction (www.wycampbell.com) ..

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls,  risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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